AGREEMENT OF LEASE

     AGREEMENT OF LEASE made as of the 18th day of January, 1996 between RECKSON OPERATING PARTNERSHIP, L.P., a limited partnership having its principal office at 225 Broadhollow Road, Suite 212 West, Melville, New York 11747 (hereinafter referred to as Landlord"), and AMERICAN TISSUE CORPORATION, a corporation organized under the laws of the State of New York, having its principal office at 35 Engle Street, Hicksville, New York 11801 (hereinafter referred to as "Tenant")

                                     RECITAL

     Landlord has agreed to demise and lease unto Tenant and Tenant has agreed to hire and take from Landlord the real property and the building and other improvements thereon known as and located at 85 Nicon Court, Hauppauge, New York, as shown on Exhibit A annexed hereto (such real property, building and improvements being hereinafter referred to as the "Premises" and such building being hereinafter referred to as the "Building"). Now, therefore, in consideration of the terms, conditions and covenants of this Lease, it is hereby agreed as follows:

                                      TERM

     1. Landlord hereby leases the Premises to Tenant and Tenant hereby hires the Premises from Landlord for a term of five (5) years which shall commence on February 1, 1996 (the "Commencement Date") and shall end on January 31, 2001 (the "Expiration Date") unless such term shall sooner cease or expire as hereinafter provided. If on the foregoing date specified for the Commencement Date the Landlord's Work, as hereinafter described in Paragraph 6 hereof, is not "Substantially Completed" (hereinafter defined), then the Term Commencement Date shall be postponed until the sooner to occur of (a) Tenant's occupancy for the conduct of its business, or (b) the date on which Landlord's Work shall be Substantially Completed and the term of this Lease shall be extended so that the expiration date shall be five (5) years after the last day of the month in which the Commencement Date occurs. "Substantially Completed", as used herein, is defined to mean when:

          (a) The only items of Landlord's Work to be completed are those which do not materially interfere with Tenant's use and occupancy of the Demised Premises. If Landlord shall be delayed from achieving Substantial Completion of Landlord's Work as a


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     result of the performance or completion of any work, labor or services by
     Tenant or a party employed by Tenant, then the commencement of the Term of this lease and the payment of rent hereunder shall be accelerated by the number of days of such delay. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the Commencement Date.

                                      TITLE

     2. The Premises are let subject to covenants, restrictions and easements of record ("Permitted Encumbrances"), governmental laws, rules, regulations and orders, and the reservation by Landlord of all air rights above, around and about the Premises and all rights to increase the sizes of surrounding buildings based on the air rights appurtenant to the Premises, as, if and when permitted by any present or future zoning laws, ordinances, orders or regulations. Landlord represents that the above-referenced covenants, restrictions and easements of record shall not materially impair Tenant's permitted use of the Premises. Tenant shall not be required to incur a financial obligation in complying with the above Permitted Encumbrances except to the extent such obligations are due to the acts of Tenant, it's employees, agents, invitees or permitted licensees or permitted assigns.

                                      RENT

     3. (a) Tenant covenants to pay to Landlord at its principal office, or at such place as Landlord shall from time to time direct in writing, the minimum annual rent set forth below, and the additional rent required to be paid pursuant to the terms of this Lease. Minimum annual rent and such other additional rent and charges which Tenant shall be required to pay are hereinafter sometimes referred to as "Rent". Minimum annual rent shall be as follows:

     During the period February 1, 1996 through January 31, 1997, the minimum annual rent shall be $446,579.52, payable $in equal monthly installments of $37,214.96.

     During the period February 1, 1997 through January 31, 1998, the minimum annual rent shall be $459,976.92, payable in equal monthly installments of $38,331.41.

     During the period February 1, 1998 through January 31, 1999, the minimum annual rent shall be $473,776.20, payable in monthly installments of $39,481.35.


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     During the period February 1, 1999 through January 31, 2000, the minimum annual rent shall be $487,989.48, payable in equal monthly installments of $40,665.79.

     During the period February 1, 2000 through January 31, 2001, the minimum annual rent shall be $502,629.12, payable in monthly instaLlments of $41,885.76.

     (b) Tenant shall pay the minimum annual rent in equal monthly installments in advance on the first day of each calendar month included in the term except for the first month's rent which shall be paid on the signing of this Lease.

     (c) All Rent shall be paid in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate without any set-off or deduction whatsoever except as may otherwise be specifically provided herein, and without any prior demand therefor.

     (d) Unless another time shall be herein expressly provided, any additional rent shall be due and payable within ten (10) days of written demand or billing therefor and Landlord shall have the same remedies for failure to pay the additional rent as for a non-payment of minimum annual rent.

     (e) For any portion of a calendar month included at the beginning or end of the term, Tenant shall pay 1/30th of each monthly installment of Rent for each day of such portion, payable in advance at the beginning of such portion. The Rent for any partial month at the beginning of the term of this lease shall be prorated on the basis of the monthly installments of Rent due for the second calendar month of the term of this lease.

     (f) In any case in which the minimum rent or additional rent is not paid within ten (10) days of the day when same is due, Tenant shall pay a late charge equal to 5 cents for each dollar so due; for the purpose of defraying expenses incident to the handling of such delinquent payment. Tenant further agrees that the late charge imposed herein is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall not be required to pay the above late charge until and including the second late payment in any twelve (12) month period during the term of this Lease.


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     (g) If Tenant shall be in default after the expiration of the applicable notice period provided herein for the cure thereof in making any payment required to be made by Tenant or in performing any obligation of Tenant under this Lease which shall require the expenditure of money, Landlord may, but shall not be obligated to, make such payment on behalf of Tenant or expend such sum as may be necessary to perform or fulfill such obligation. Any sums so paid by Landlord shall be deemed Rent and shall be due and payable to Landlord at the time of payment of the next installment of minimum annual rent.

     (h) Net Lease. The minimum annual rent hereinabove provided for shall be in addition to all other payments to be made by Tenant as herein provided. It is the purpose and intent of the parties hereto that the minimum annual rent shall be absolutely net to Landlord so that, except as otherwise specifically provided herein, this Lease shall yield, net to the Landlord, the minimum annual rent and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the term of this Lease shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

     (i) Tenant will pay Landlord, as additional rent, without deduction or offset, all amounts that this Lease requires Tenant to pay in addition to Rent (the "additional rent"), at the place where the Rent is payable. Landlord will have the same remedies for a default in the payment of additional rent as it has for a default in the payment of Rent.

                                 USE OF PREMISES

     4. (a) Tenant shall use and occupy the Premises solely for warehousing, distribution, manufacturing and offices associated therewith and related purposes, and for no other purpose. Tenant shall not use or permit the use of the Premises contrary to any applicable statute, ordinance or regulation or in violation of the Certificate of Occupancy of the Building, or in a manner which would cause structural injury to the Building.

     (b) Tenant acknowledges that the value of the Premises and the reputation of Landlord will be seriously injured if the Premises are used for any obscene or pornographic purposes or if any obscene or pornographic material is permitted on the Premises. Tenant further agrees that Tenant will not permit any of such uses by Tenant or a sublessee of the Premises or an assignee of this Lease. This Paragraph shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Paragraph, such violation shall be deemed a breach of a substantial obligation of the terms


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of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Paragraph as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law section 235.00.

                                      TAXES

     5. (a) The term "Real Estate Taxes" shall be deemed to mean all real estate taxes, assessments, special or otherwise, fixed water charges or sewer rentals (if any), or other taxes assessed upon or with respect to the ownership of or all other taxable interests in the real property, Building and other improvements which constitute the Premises, imposed by Federal, State or Local governmental authority or any other taxing authority having jurisdiction over the Premises, but shall not include income, intangible, franchise, capital stock, estate or inheritance taxes, or taxes based upon the receipt of rentals (unless the same shall be in lieu of "Real Estate Taxes" as herein defined by whatever name the tax may be designated.) As to any assessment, for purposes hereof, Landlord agrees to pay same in installments over the longest period offered by the taxing authorities, and Real Estate Taxes for any given Lease Year (hereafter defined) shall only include installments that are payable during the term.

     A "Lease Year" shall comprise a period of twelve (12) consecutive months. Notwithstanding the foregoing, the first Lease Year shall commence upon the Commencement Date and if the Commencement Date is not the first day of a month shall include the additional period from the Commencement Date to the end of the then current month. Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year. For example, if the Commencement Date is January 1, 1996, the first Lease Year would end on December 31, 1996 and each succeeding Lease Year would end on December 31st. If, however, the Commencement Date is January 2, 1996 the first Lease Year would end on January 31, 1997, the second Lease Year would commence on February 1, 1997 and each succeeding Lease Year would end on January 31st.

     (b) Commencing on the Commencement Date and continuing throughout the term of this Lease, Tenant shall pay to Landlord any and all Real Estate Taxes levied or assessed against the Premises to the extent applicable to the term of this Lease, as additional rent hereunder. Any amount due to Landlord under the provisions of this Paragraph shall be paid within ten (10) days after receipt by Tenant from Landlord of an invoice therefor. A copy of the tax bill shall be sufficient evidence of the amount of Real Estate Taxes imposed upon the Premises. Tenant shall also pay when due any occupancy taxes arising under or in connection with this Lease. Provided that Tenant pays Real Estate Taxes to Landlord within the


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said ten (10) day period, Tenant shall not be liable for any penalties or interest assessed as a result of any late payment of Real Estate Taxes.

     (c) Landlord's failure during the term of this Lease to prepare and deliver any of the foregoing tax statements or Landlord's failure to make a demand for additional rent due hereunder shall not in any way waive or cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this Lease.

     (d) If, for any reason, any such Real Estate Taxes shall be paid by Tenant directly to the taxing authority, Tenant agrees to deliver to Landlord, within 15 days after request by Landlord, a copy of Tenant's check and an official receipt, if available, of the taxing authority evidencing such payment.

     (e) Tenant shall pay to Landlord, within ten (10) days after demand, any Real Estate Taxes relating to the term of this Lease which may have been prepaid by Landlord. With respect to any period at the expiration of the term of this Lease which shall constitute a partial tax year, Tenant shall be responsible for the Real Estate Taxes allocable to such partial tax year and Landlord's tax statement shall apportion the amount of the additional rental due hereunder. The obligation of Tenant in respect of such additional rental applicable for the last year of the term of this Lease or part thereof shall survive the expiration of the term of this Lease.

     (f) Tenant shall not, without Landlord's prior written consent, institute or maintain any action, proceeding or application in any court or body or with any governmental authority for the purpose of changing the Real Estate Taxes. However, if Landlord fails to commence such a proceeding on or before the thirtieth (30th) day prior to the final date to file challenges for the tax year in question and Landlord has not provided a reasonable justification for not doing so by such thirtieth (30th) day, then Tenant shall be permitted to commence such a proceeding for the tax year in question at Tenant's sole cost and expense and upon prior notice to Landlord. In the event Tenant commences such a proceeding as permitted by this Article, Tenant shall furnish Landlord with copies of all documents delivered and received by or on behalf of Tenant in connection with said proceeding. In the event any such action initiated by Landlord or Tenant is successful, then Landlord and Tenant shall share any tax refund or credit obtained thereby (after reimbursement to the appropriate party for reasonable legal fees and other customary out of pocket expenses) on the basis of the Taxes actually paid by each such party.


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     (g) Tenant shall not be responsible for increases in Real Estate Taxes which result from improvements to the Building made by Landlord unless said improvements are required by law or are performed by Landlord at the request of Tenant or as required under this Lease.

                   LANDLORD'S WORK AND DELIVERY OF POSSESSION

     6. (a) Subject to Landlord's representations in Subparagraph 8(a) being true on the date of delivery of possession of the Premises, and further subject to Landlord's obligation to perform the work provided below, Tenant agrees to accept the Premises in its "as is" condition as of the date hereof and Landlord shall have no obligation to perform any work on the Premises in order to prepare same for occupancy by Tenant. Landlord, at its sole cost and expense shall promptly commence and diligently complete the removal of the temporary small non-structural platform and the racking system presently located at the Demised Premises ("Landlord's Work"). In the event Landlord's Work is not Substantially Completed within sixty (60) days of the date hereof, Tenant may terminate this lease upon written notice to Landlord.

     (b) Subject to the provisions of Article 35, Landlord shall deliver possession of the Premises to Tenant on the date Landlord's Work is Substantially Completed.

                                  TENANT'S WORK

     7. Upon the commencement of the Term as provided in Paragraph 1 hereof, Tenant, at its sole cost and expense, may perform the following work at the Demised Premises ("Tenant's Work"):

          (a) Demolish the office area on the mezzanine.

          (b) Raise loading docks.

          (c) Replace existing florescent lighting with high pressure sodium lighting fixtures.

          (d) Install an exterior truck scale.

          (e) Install a propane tank.

Notwithstanding the foregoing, Tenant may commence the raising of the loading docks and the installation of exterior of the truck scale upon execution of this lease.


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All alterations, additions, improvements, equipment and fixtures installed by
Tenant (as part of Tenant's Work or otherwise) which are appurtenant to the Building (but not including Tenant's trade fixtures) shall be deemed the property of Landlord (except for purposes of sales tax, if any, which shall remain Tenant's obligation) and shall be and remain upon the Demised Premises at the expiration of this Lease. All work performed by or on behalf of Tenant in the Demised Premises including, without limitation, Tenant's Work, shall be performed in accordance with Article "9" and Exhibit "B" annexed hereto and made a part hereof. Tenant shall not be required to post a bond or pay a supervisory fee with respect to Tenant's Work, as provided above. Landlord hereby approves Tenant's plans for the installation of the truck scale and Bopst Machine, a copy of which has been initialed by Landlord and Tenant.

Notwithstanding the foregoing, in the event that Tenant does not exercise its option to renew the Term of this Lease for an additional five (5) year period, or in the event that Tenant renews this Lease for an additional five (5) year period and this Lease is terminated by reason of Tenant's acts or defaults or by operation of law or otherwise, prior to the end of the extended term, at its option, Tenant shall either (i) restore all of the offices which were demolished as part of Tenant's Work to their condition existing on the date hereof excepting wall coverings, floor coverings and paintings, or (ii) pay Landlord $30,000.00 ("Restoration Fee") which Landlord and Tenant agree represents the fair and reasonable amount Landlord may incur in restoring the offices which were demolished as part of Tenant's Work. The Restoration Fee shall be paid on the sooner to occur of: (i) an early termination of this Lease; or (ii) the failure of Tenant to timely exercise its option to extend the term.

            REPAIRS, MAINTENANCE, FLOOR LOADS AND PARKING RESTRICTION

     8. (a) Tenant shall at all times keep and maintain the Premises in good order, condition and repair, and shall make all nonstructural repairs to the Premises, including, without limiting the generality of the foregoing, (i) maintenance and repair of the electrical, plumbing, sprinkler, heating, ventilating and air conditioning systems servicing the Premises; (ii) generally keeping and maintaining the Premises, both interior and exterior, in good condition and repair; (iii) maintenance and repair of all landscaping, sidewalks, driveways and parking areas at the Premises; (iv) keeping the Premises clean and free of debris, snow and ice; (v) the repair and maintenance of all plate glass; and (vi) the roof. Tenant shall obtain and keep in full force and effect for the benefit of Landlord and Tenant, with a responsible company doing business in Nassau or Suffolk County, a service, repair and maintenance contract with respect to the heating,


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ventilating and air-conditioning systems of the Premises. A copy of such contract and all renewals thereof shall, upon issuance and thereafter not later then ten (10) days prior to expiration, be furnished to Landlord together with evidence of payment. If Tenant fails to make any repairs or replacements required to be made by Tenant, Landlord may, after fifteen (15) days written notice to Tenant, except in the case of emergency which shall not require notice, without obligation, perform same for the account of Tenant at Tenant's expense and the cost thereof shall be due and payable by Tenant to Landlord as additional rent. In no event shall Tenant be obligated to make repairs to the Premises necessitated by the affirmative acts or negligence of Landlord or Landlord's agents, employees, licensees, contractors, invitees or representatives. Landlord represents and warrants to Tenant that: (a) the Premises are and shall be delivered to Tenant vacant, free of all rights of occupancy, in broom clean condition, with all systems, including, without limitation, HVAC, plumbing and electrical systems, equipment, facilities, fixtures, installations and appurtenances in good working order, repair and condition; (b) the roof and basement are in good condition, free of leaks; and
(c) all utility systems are operational and in good working order. Promptly upon the execution hereof, weather permitting, Landlord and Tenant acknowledge that Landlord will install a new roof membrane over the entire existing roof. Landlord agrees that during the term of this Lease, Tenant shall receive the benefit of the warranty given to Landlord covering the new roof membrane which warranty shall be for minimum of three (3) years.

During the term hereof, Landlord shall promptly make all structural repairs to the Building except for those structural repairs occasioned by the acts or omissions of Tenant or Tenant's agents, employees, licensees, contractors, invitees or representatives, which shall be made by Landlord at the sole cost and expense of Tenant to be paid by Tenant as additional rent.

     (b) When necessary by reason of accident or other casualty occurring in the Building or at the Premises or in order to make any necessary repairs, or to make alterations or improvements required by law, in or relating to the Building or the Premises, Landlord reserves the right to interrupt, temporarily, and on written notice to Tenant, the supply of utility services until said repairs or improvements shall have been completed. Landlord shall pursue such work with reasonable diligence and dispatch. Nothing contained in this paragraph shall create any obligation of Landlord to maintain the Building or the Premises.

     (c) Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot area which such floor was designed to carry. If Tenant shall desire a floor load in excess of that for which the floor of any portion of the Premises is designed, upon submission to Landlord of plans showing the location of and the desired floor live load for the area in


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question, Landlord may strengthen and reinforce the same, at Tenant's sole expense, so as to carry the live load desired. Business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to or through the Building shall be placed and maintained by Tenant, at its expense, in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such vibration or noise.

     (d) Tenant shall comply with the following restrictions with respect to the
Premises:

          (i) Tenant shall store all trash and refuse in appropriate sealed and covered containers either within the Premises or in a concealed location at the rear of the Building and shall attend to the regular disposal and removal thereof.

          (ii) Tenant shall receive all deliveries, load and unload goods, merchandise, supplies, fixtures, equipment, furniture and rubbish only through proper service doors and loading docks serving the Building, but in no event through the main front entrance thereof.

          (iii) Tenant shall not change the exterior colors or architectural treatment of the Premises or make any alterations or changes to the exterior of the Building or to the grading, planting or landscaping of the exterior of the Building without the consent of Landlord which shall not be unreasonably withheld or delayed.

          (iv) Tenant shall not place or install or suffer to be placed or installed any sign upon the Building or the Premises unless such sign shall be approved by Landlord which approval shall not be unreasonably withheld or delayed and shall be harmonious with the signs of adjoining properties. In any event, Tenant shall not place or cause to be placed upon the Building any awning, canopy, banner, flag, pennant, aerial, antenna or the like without the consent of Landlord, not to be unreasonably withheld or delayed. All signs or lettering on or about the Premises or the Building shall be neat and reasonable size. The following are strictly prohibited:

     (x)  Paper signs and stickers;

     (y)  Moving, flickering or flashing lights;

     (z)  Exposed neon or fluorescent tubes or other exposed light sources.

          (v) Tenant shall not permit the parking of any vehicle on the streets and roadways adjoining or surrounding the Building and Tenant shall require its employees, customers, invitees, licensees and visitors to park only in the parking areas serving the Premises.


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                               TENANT'S ALTERATION

     9. Tenant shall make no alterations, improvements or changes to the Building or the Premises without Landlord's prior written consent, which consent, as to non-structural alterations which do not involve heating, ventilating, air conditioning, plumbing, electrical, mechanical, fire safety or life safety systems, shall not be unreasonably withheld or delayed. Tenant may, without Landlord's consent but on prior notice to Landlord, (i) repaint, recarpet, install wall coverings or replace ceiling tiles in the Premises, and
(ii) perform alterations which do not involve the Building structure, heating, ventilating, air-conditioning, plumbing, electrical, mechanical, fire safety or life safety systems, the cost of which do not exceed $25,000 in the aggregate over the Term of this Lease ("Minor Alterations"). Tenant shall be deemed to have met its obligations under Subparagraph (i) above if it endeavors to notify Landlord. Tenant shall not be required to bond or pay a supervisory fee for Minor Alterations. All improvements, alterations and replacements, and all building service equipment made or installed by or on behalf of Tenant shall immediately upon completion or installation thereof be and become the property of Landlord. All trade fixtures, movable partitions, furniture and furnishings installed at the expense of Tenant shall remain the property of Tenant and Tenant may remove the same or any part thereof during the term of this Lease, or if the term shall end prior to the date herein specifically fixed for such termination, then within a reasonable time thereafter, but Tenant shall, at its expense, repair any and all damage to the Premises resulting from or caused by such removal. Title to any property which Tenant elects not to remove or which is abandoned by Tenant shall, at the end of the term, vest in Landlord. Tenant hereby acknowledges that Landlord does not possess current architectural or mechanical plans for the Premises and that Landlord is not obligated to deliver such plans to Tenant. Tenant shall not make any structural alterations or improvements or any non-structural alterations or improvements other than Minor Alterations until it shall have first submitted to Landlord plans and specifications for such work and Landlord shall approve or respond to same within two (2) business days of submission. Landlord shall not unreasonably withhold such approval. All such work to be performed by Tenant shall be in accordance with the approved plans and specifications and Landlord shall have the right at any time during the pendency of such work to inspect the Premises and the manner of construction. In the event of any such repairs, alterations or improvements, Landlord shall have the option to require Tenant to deliver to Landlord at Tenant's cost and expense a bond satisfactory to Landlord in the sum equal to the cost of the work. Any mechanic's liens filed at any time against the Premises, for work claimed to have been performed or for materials claimed to have been furnished to Tenant or Tenant's contractors or subcontractors, shall be discharged by Tenant within thirty (30)


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days from Tenant's receipt of notice of lien by bonding, payment or otherwise.
Except as otherwise specifically provided herein, all work done by Tenant other than Minor Alterations shall be subject to a ten (10%) percent supervisory fee of Landlord.

                                  UTILITIES

     10. (a) Tenant shall provide, at its own expense, fuel, heat, water, electricity and all other utilities required in connection with its use of the Premises. Landlord shall be obligated to deliver the utility lines and facilities servicing the Premises in working order at the commencement of the term of this Lease.

     (b) Tenant shall be responsible for all deposits required by the respective utilities for service. Tenant shall comply with all requirements of the utilities supplying said service. Landlord shall have no responsibility for the installation of telephone service.

                         REQUIREMENTS OF LAW, SPRINKLERS

     11. (a) Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements (including those which require structural alterations which alterations shall be made by Landlord at Tenant's sole cost and expense and paid by Tenant as additional rent) of the Federal, State, County and Local Government and of any and all their Departments and Bureaus applicable to the Premises, for the correction, prevention or abatement of nuisances or other grievances in, upon, or connected with the Premises during the term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters for the prevention of fires at the Tenant's own cost and expense. The foregoing obligations of Tenant shall be limited to the extent such execution and compliance is required due to Tenant's particular manner of use of the Premises. In addition, Tenant may contest in good faith such laws. Landlord shall comply at its sole cost and expense, with all applicable federal, state and local laws, orders, rules and regulations to the extent actually required by governmental authorities with respect to the real property and the Building, other than those which are the responsibility of Tenant in accordance with the terms of this Lease.

     (b) Tenant shall keep and maintain any sprinkler system now or hereafter installed in the Premises in good repair and working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any Bureau, Department


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




or official of any Federal, State or Local governmental or quasi-governmental authority shall require or recommend any changes, modifications or alterations, including, without limitation, additional sprinkler heads or other equipment, to be made or supplied by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the Premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company with respect to the Building, the Premises or any adjoining or nearby buildings or improvements, Tenant shall at Tenant's sole cost and expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. Tenant shall throughout the term maintain for the benefit of Landlord and Tenant, with a responsible company doing business in Nassau or Suffolk County, a contract for sprinkler supervisory service and furnish Landlord with copies thereof and all renewals, together with evidence of payment.

     (c) If by reason of Tenant's use and occupancy or abandonment of the Premises, or if by reason of the improper or careless conduct of any business upon or use of the Premises, the fire insurance rates for any other tenants or occupants of any adjoining or nearby buildings or improvements (including contents and equipment coverage) shall at any time be higher than it otherwise would be, Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums charged to such other owners, tenants or occupants because of the improper or careless conduct of any business upon or use of the Premises, and shall make such reimbursement upon the first day of the month following billing thereof by Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date of this Lease first above specified. In any action or proceeding based upon or arising out of this provision, a schedule or "make up" of rate of the Building or any other affected insurance coverage purporting to have been issued by the New York Fire Insurance Exchange, or other body making fire insurance rates, shall be prima facie evidence of the facts therein stated.

     (d) Tenant shall keep or cause the Premises to be kept free of Hazardous Materials (hereinafter defined). Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any subtenant, a release of Hazardous Materials onto the Premises or onto any other property. Tenant shall comply with and ensure compliance by all subtenants with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder. Tenant shall (A) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Premises (i) in accordance with all applicable Federal, State and Local laws, ordinances, rules, regulations, and policies, (ii) to the satisfaction of Landlord, and (iii) in accordance with the orders and directives of all federal, state, and local governmental authorities, and (B) defend, indemnify, and hold harmless Landlord, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise to the extent same were; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord which are based upon or in any way related to such Hazardous Materials, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event this Lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials so that the conditions of the Premises shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Premises. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation.

     (e) Nothing herein, or elsewhere in this Lease, shall place any liability upon Tenant for and Landlord hereby agrees to indemnify and hold Tenant harmless against damages, claims, expenses or costs arising out of the presence of any Hazardous

Materials resulting from the acts or omissions of Landlord, or prior tenants or third parties unrelated to Tenant.

                                    INSURANCE

     12. (a) Landlord shall, during the term of this Lease, keep the Building, together with all fixtures, building related equipment, building related machinery and improvements therein or thereto, insured under its blanket policy against loss by fire, with extended coverage, malicious mischief, storm and sprinkler damage and boiler insurance (written on a broad form basis to a limit of $300,000.00) if there is a boiler or pressure object in the Premises, all with waiver of right in all such insurance policies to recover by way of subrogation against Landlord or Tenant, with insurance companies of recognized responsibility authorized and licensed to issue such policies in the State of New York reasonably acceptable to Landlord and Landlord's first mortgagee, and to maintain such insurance at all times during the term of this Lease in an amount sufficient to prevent Landlord from becoming a co-insurer of any loss but in no event in an amount less than the full replacement value (excluding foundation costs) of the Building and improvements. Such policies shall be obtained by Landlord and the policies shall be issued in the name of Landlord and, at the direction of Landlord, loss to be payable to Landlord and its mortgagee as their interests shall appear. All premiums paid by Landlord, shall be deemed additional rent and shall be due and payable as provided in paragraph 3(d) hereof.

     (b) Tenant shall, during the term of this Lease, at Tenant's sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant, as their interests may appear, public liability insurance policy or policies in standard form in the State of New York, with a combined single limit of $1,000,000 and umbrella coverage of at least $3,000,000, such policy or policies to cover the Premises, inclusive of sidewalks and parking facilities. The policies shall be obtained by Tenant and certificates hereof delivered to Landlord upon the commencement of the term hereof, with evidence of payment of the premiums thereon and shall be taken in well rated insurance companies authorized to do business in the State of New York.

     (c) Landlord shall maintain during the term of this Lease rent insurance covering minimum annual rent and additional rent for a twelve (12) month period during the term of this Lease. Landlord agrees that such policy shall carry a waiver of subrogation. Tenant shall, as additional rent, reimburse Landlord for all such insurance premiums within ten (10) days after billing by Landlord.

     (d) Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring at the Premises or for the condition thereof, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees, or assigns. This release shall apply to the extent that such business interruption, loss, or damage to property or injury to or death of persons is covered by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant, or both. Nothing herein shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence of this provision. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible. The release in favor of Landlord contained herein is in addition to and not in substitution for, or in diminution of, the hold harmless and indemnification provisions hereof.

                              DAMAGE OR DESTRUCTION

     13. (a) If the Building or the Premises shall be damaged or destroyed during the term by fire or other casualty covered by insurance then carried pursuant to Article 12, to the extent permitted by the insurance proceeds collected by Landlord (or collected by Tenant and paid over to Landlord), Landlord shall, with due diligence, repair and/or rebuild the same to substantially the condition it was in immediately prior to such damage or destruction. Tenant shall receive and hold the insurance proceeds from the insurance carried by Tenant covering any other property appurtenant to the Premises (excepting Tenant's Trade Fixtures) in trust for the purposes of preparing the Premises for occupancy by Tenant in the condition obtaining immediately prior to the casualty.

     (b) To the extent of payments received by Landlord with respect to Rent insurance proceeds, Rent shall be abated proportionately during the period in which, by reason of any such damage or destruction, there is a substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair or construction as Landlord is obligated to perform.

     (c) If the Building shall be damaged or destroyed to the extent of fifty (50%) percent or more of the then replacement value thereof, exclusive of foundations, by any cause, or should the damage be occasioned by a casualty for which there was no insurance, Landlord shall have the right to terminate this Lease on written notice to Tenant served within sixty (60) days after such damage or destruction. If, within ninety (90) days after the occurrence of damage or destruction to the Building Landlord shall fail to provide a certification by a licensed architect or engineer that the Building can be restored within one (1) year, or if such certification is obtained and Landlord fails to restore the Building within one (1) year from the date of damage, either Landlord or Tenant may terminate this Lease.

     (d) If this Lease shall not be terminated as in this Article 13 provided, Landlord shall restore the Building and the Premises, provided adequate insurance proceeds are available for this purpose, and subparagraphs (a) and (b) of this Article 13 shall be applicable. Notwithstanding anything to the contrary contained herein, if during the last year of the term, the Premises are rendered substantially untenantable and Landlord shall fail to provide within thirty (30) days of the casualty, a certification by a licensed architect or engineer that the Premises can be restored within ninety (90) days, or if such certification is obtained and Landlord fails to restore the Premises within ninety (90) days from the date of damage, either Landlord or Tenant may terminate this Lease.

     (e) Tenant hereby waives any and all rights granted by Section 227 of the Real Property Law of the State of New York or any other law of like import now or hereafter enacted.

                                  SUBORDINATION

     14. This Lease shall be subject and subordinate at all times to the lien of any mortgages (i) now encumbering the Building or the Premises and to all advances made or hereafter to be made upon the security thereof, and (ii) hereafter made provided same are made to a lending institution. Tenant shall execute and deliver such further reasonable instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument or instruments for the Tenant. As used in this Lease, the term "lending institution" shall mean savings bank, savings and loan association, bank or trust company, real estate investment trust, investment bank or an affiliate thereof, insurance company, university, public or private, employee, welfare, pension or retirement fund or system.

     (b) Within thirty (30) days after demand, Tenant shall furnish to Landlord certified balance sheets and operating statements for the past five (5) years and uncertified balance sheets and operating statements for the current partial year as reasonably required by any prospective mortgagee.

     (c) Tenant shall, upon not less than ten (10) days' prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications), (ii) the dates to which the Rent and other charges have been paid, and (iii) that so far as the person making the certificate knows, Landlord is not in default under any provision of this Lease. It is intended that any such statement may be relied upon by any person proposing to acquire Landlord's interest in this Lease, any prospective purchaser of the Premises, or any prospective mortgagee, or assignee of any mortgage upon the Premises.

     (d) So long as there is a first mortgage lien encumbering the Premises, Landlord and Tenant shall not, without first obtaining the written consent of such mortgagee, enter into any agreement, the effect of which would be to (i) modify, cancel terminate or surrender this Lease; (ii) grant any concession in respect thereof; (iii) reduce the Rent or require the prepayment of any rent in advance of the due date thereof; (iv) create any offsets or claims against Rent;
(v) assign in whole or in part any of the rents therefrom or Tenant's interest in this Lease or sublet the whole or any portion of the Premises, all of the foregoing except as provided in this Lease.

     (e) In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such termination right until (i) it shall have served written notice, by registered mail, of such act or omission, to Landlord and to the holder of any mortgage whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the serving of such notice; provided, however, that following the serving of such notice, Landlord or said holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be remedied.

     (f) Notwithstanding the foregoing, Landlord agrees to provide a Subordination, Attornment and Nondisturbance Agreement from its mortgagee, if any, on such mortgagee's standard form.

     (g) Any information delivered by Tenant to Landlord or its mortgagee pursuant to Subparagraphs (b) and (e) above is to be made available internally by Landlord or its mortgagee, as the case may be, only to such of Landlord's or its mortgagee's employees and to the extent required for such employees to discharge their responsibilities on a need-to-know basis only. In no event shall any such information, any copies thereof or any information set forth thereon be disseminated to any person outside Landlord's or its mortgagee's organizations unless such person is given written notice of this confidentiality provision and agrees in writing to be bound by same.

                                 INDEMNIFICATION

     15. Tenant shall indemnify, defend, save and hold Landlord harmless from and against any and all liability and damages and any and all injury, loss, claim, damage or suit of every kind and nature, including Landlord's reasonable counsel fees, to any person, firm, association or corporation or to any property, arising out of or based upon, related to, or in any way connected with, the use or occupancy of the Premises or the conduct or operation of Tenant's business unless such injury, loss, claim or damage is attributable solely to the negligence of Landlord or its agents, servants or employees.

                                 EMINENT DOMAIN

     16. (a) If the whole of the Premises be taken under the power of eminent domain for any public or quasi-public improvement or use, the term of this Lease shall expire as of the date of vesting of title in the condemning authority.

     (b) If 25% or more of the Building is taken under the power of eminent domain or for any public or quasi-public purpose, Landlord shall have the option of cancelling and terminating this Lease by written notice served within sixty
(60) days after the taking, and this Lease shall thereupon expire on the date of vesting of title in said proceeding.

     (c) If less than 25% of the Building is taken, this Lease shall remain in full force and effect, however, the minimum annual rent shall be reduced in proportion to the percentage of square feet of the Building so taken. If Tenant's parking area only is taken, then (i) if 25% or less is taken, this Lease shall not terminate but minimum annual rent only shall, unless Landlord provides substitute parking, substantially equal in size to that which was taken, within sixty (60) days after the taking, for Tenant within reasonable walking distance of the Premises, be apportioned pro rata in accordance with the size and usefulness of the portion taken; or (ii) if more than 25% is taken, then, unless Landlord provides substitute parking, substantially equal in size to that which was taken, and within reasonable walking distance of the Premises, within sixty (60) days after the taking, this Lease shall, at the option of either Landlord or Tenant, by written notice served between the 61st and 90th days after the taking, be canceled and terminated effective sixty (60) days from the date of said taking and if such notice is not served, this Lease shall not terminate but minimum annual rent only shall be apportioned pro rata in accordance with the size and usefulness of the portion taken.

     (d) If this Lease is not terminated or terminable under the provisions of this Article 16, Landlord shall, with reasonable dispatch and at Landlord's sole cost and expense, restore, reconstruct and rebuild the remaining portion of the Premises and the Building and all the appurtenances, equipment, utilities, facilities and installations to their condition prior to such taking, in such manner that the resulting building and parking area and driveways shall be a complete and integrated structural, architectural and functional unit similar to and of equal material and workmanship to the Building and parking area and driveways prior to such taking, with all the appurtenances, equipment, utilities, facilities and installations throughout in good working order so as to put both the parking area and driveways and the Premises in proper condition to be used by Tenant for the same purposes as at the time of such taking, all in accordance with plans and specifications to be prepared by Landlord, at the sole cost and expense of Landlord.

     (e) If the nature of the work to be performed as a result of the taking is such as to prevent the operation of the business then being conducted thereon, or to make it impractical so to do, then the Rent and other charges to be paid by Tenant under this Lease shall abate until substantial completion of such work by Landlord.

     (f) In the event of any taking under the power of eminent domain, Landlord shall be entitled to and shall receive the entire award provided that Tenant shall be entitled to and shall receive any part of any award made for Tenant's cost of moving Tenant's trade fixtures.

     (g) In the event of any dispute under the provisions of this Article 16, it shall be resolved by arbitration in Suffolk County, New York before three disinterested and impartial arbitrators, in accordance with the rules of the American Arbitration Association. Each arbitrator shall have a minimum of then
(10) years experience in dealing with, renting or appraising industrial real estate. All fees and expenses of the arbitrators and the American Arbitration Association shall be borne equally by the parties.

                            RIGHT TO SUBLET OR ASSIGN


     17. (a) The Tenant covenants that it shall not assign this Lease nor sublet the Premises or any part thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. The Tenant may assign this Lease or sublet the Premises with Landlord's written consent, providing:

          (i) That such assignment or sublease is for a use which is in compliance with the then existing zoning regulations and the Certificate of Occupancy;

          (ii) That at the time of such assignment or subletting, there is no default beyond such applicable notice and grace period provided herein for the cure thereof under the terms of this Lease on the Tenant's part;

          (iii) That in the event of an assignment, the assignee assumes in writing the performance of all of the terms and obligations of the within Lease;

          (iv) That a duplicate original of said assignment or sublease be delivered by registered mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety (90) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee as required, pursuant to subparagraph (b) hereof;

          (v) Such assignment or subletting shall not, however, release the within Tenant from its liability for the full and faithful performance of all of the terms and conditions of this Lease;

          (vi) If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved;

     (b) Notwithstanding anything contained in this Article 17 to the contrary, no assignment or underletting shall be made by Tenant in any event until Tenant has offered to terminate this Lease as of the last day of any calendar month during the term hereof and to vacate and surrender the Premises to Landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be prior to the date of such proposed assignment or the commencement date of such proposed sublease). Simultaneously with said offer to terminate this Lease, Tenant shall advise the Landlord, in writing, of the name and address of the proposed assignee or subtenant, and all the terms, covenants, and conditions of the proposed sublease or assignment.

     (c) Anything herein to the contrary notwithstanding, Tenant may, without the consent of Landlord, assign this Lease or sublease or grant a license to use the Premises or any portion thereof to (i) an affiliate of Tenant or any person, corporation or other entity which controls, is controlled by or under common control with Tenant and/or (ii) any person, corporation or other entity which is acquiring a controlling interest in Tenant by purchase of stock, merger, consolidation or otherwise, or is acquiring all or substantially all of Tenant's business or assets, provided that with respect to such assignment such purchasing, consolidated, merged, affiliated or subsidiary corporation, or other entity or person shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

     (d) Whenever Tenant shall claim under this Article or any other part of this Lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.

     (e) Without affecting any of its other obligations under this lease, except with respect to any permitted assignment or subletting under Paragraph 17(c), Tenant will pay Landlord as additional rent any sums or other economic consideration, which (i) are actually received by Tenant as a result of an assignment or subletting whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the bona fide costs and expenses incurred by Tenant in connection with the assignment or subletting in question; and (ii) exceed in total the sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease), it being the express intention of the parties that Tenant shall not in any manner whatsoever be entitled to any profit by reason of such sublease or assignment. The failure or inability of the assignee or subtenant to pay rent pursuant to the assignment or sublease will not relieve Tenant from its obligations to Landlord under this Paragraph 17(e). Tenant will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts which are provided in the assignment or sublease approved by Landlord.

     (f) Landlord agrees that it shall not unreasonably withhold its consent to a subletting or assignment in accordance with the terms of this Article 17. In determining reasonableness, there shall be taken into account the character and reputation of the proposed subtenant or assignee and the specific nature of the proposed subtenant's or assignee's business, the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building. Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to an existing tenant in any building in the Hauppauge area which is owned by Landlord or its affiliate or to a proposed subtenant or assignee with whom Landlord is negotiating a lease or if at the time of Tenant's request, Tenant is in default, beyond applicable grace and notice periods provided herein for the cure thereof, of any of the terms, covenants and conditions of this lease to be performed by Tenant. At least thirty (30) days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a written notice of the proposed subletting or assignment, which notice shall contain or be accompanied by the following information:

          (i) the name and address of the proposed subtenant or assignee;

          (ii) the nature and character of the business of the proposed subtenant or assignee and its proposed use of the premises to be demised;

          (iii) the most recent three (3) years of balance sheets and profit and loss statements of the proposed subtenant or assignee or other financial information reasonably satisfactory to Landlord; and

          (iv) such shall be accompanied by a copy of the proposed sublease or assignment of lease.

                         RIGHT TO INSPECT; POSTING SIGNS

     18. (a) Tenant shall permit Landlord or Landlord's agents to enter the Premises at all reasonable hours upon reasonable notice, except in the case of emergencies in which case no notice shall be required, for the purpose of (i) inspecting the same; (ii) making repairs required by the terms of this Lease to be made by Tenant and which Tenant neglects or refuses to make; (iii) exhibiting the Premises to prospective purchasers and mortgagees; (iv) during the 12 months preceding the expiration of this Lease, exhibiting the Premises to brokers and prospective tenants; and (v) for the purpose of making any additions or alterations to the Building; or to any surrounding building provided, in each and every case, Landlord shall use its best efforts not to unreasonably interfere with the conduct of Tenant's business at the Premises. If, at reasonable hours, admission to the Premises for the aforesaid purposes cannot be obtained or, if at any time entry shall be deemed necessary for the inspection or protection of the Premises or for making any repairs, whether for the benefit of Tenant or not, Landlord or Landlord's agents may enter the Premises with reasonable force without rendering Landlord or its agents liable to Tenant for damages by reason thereof.

     (b) During the nine (9) months preceding the end of the term, Landlord may post and maintain, without hindrance or molestation, signs or notices indicating that the Premises are for sale and/or for rent; however, no such sign shall be affixed to a door or window of the Premises.

                                   BANKRUPTCY

     19. (a) If, at any time prior to the commencement of the term of this Lease, or if at any time during the term, there shall be filed by or against Tenant in any court, pursuant to any statute, either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within ninety (90) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petition for or enters into an arrangement, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court, shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord, in addition to any other rights, may retain any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant as partial liquidated damages.

     (b) In the event of the termination of this Lease pursuant to paragraph (a) of this Article 19, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the term and the then fair and reasonable rental value of the Premises for the same period. In the computation of such damages, the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of 4% per annum. If the Premises, or any part thereof, be relet by Landlord for the unexpired term of this Lease, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law, in effect at the time when, and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                     DEFAULT

     20. (a) If Tenant shall fail to pay any installment of Rent or any additional rent or other charges as and when the same are required to be paid hereunder, and such default shall continue for a period of ten (10) days after notice, or if Tenant defaults in fulfilling any of the other covenants of this Lease and such default shall continue for a period of twenty (20) days after notice, or if Tenant shall dissolve or liquidate or commence to dissolve or liquidate, or if the Premises become vacant or deserted, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said twenty (20) day period, and if Tenant shall not have diligently commenced during such default within such twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then, in any one or more of such events, Landlord may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term thereunder shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease, and the term thereof, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided. If Tenant shall default (i) in the timely payment of any item of Rent, and such default shall continue or be repeated for four (4) consecutive months or for a total of four months in any period of twelve months, or (ii) in the performance of any particular term, condition or covenant of this Lease more than six times in any period of twelve months, then, notwithstanding that such defaults shall have each been cured within the period after notice, if any, as provided in this Lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve a written ten (10) day notice of termination of this Lease to Tenant without affording to Tenant an opportunity to cure such further default.

     (b) If (i) the notice provided for in paragraph (a) above shall have been given and the term shall expire as aforesaid, or (ii) if any execution or attachment shall be issued against

Tenant or any of Tenant's property whereupon the Premises or any part thereof shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or (iii) if Tenant shall make default with respect to any other lease between Landlord and Tenant, or (iv) if Tenant shall fail to move into or take possession of the Premises within thirty (30) days after commencement of the term of this Lease, then, and in any of such event, Landlord may, dispossess Tenant (or the legal representative of Tenant or other occupant of the Premises) by summary proceedings or otherwise and remove their effects and hold the Premises as if this Lease had not been made. If Tenant shall be in default hereunder past the applicable notice and grace period provided herein for the cure thereof, if any, prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

                              REMEDIES OF LANDLORD

     21. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the Premises in good order or for preparing the same for re-rental; (ii) Landlord may relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (iii) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the Rent herein reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting such as reasonable attorneys' fees, and brokerage, and for keeping the Premises in good order or preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable for the failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate of any public official entitled to give such bill, notice or certificate to the effect that such charge appears of record on the books in his office and has not been paid.

                                 ATTORNEY'S FEES

     22. If Tenant shall at any time be in default hereunder beyond the applicable notice and grace periods provided herein for the cure thereof, if any, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default and Landlord shall be successful, then Tenant shall reimburse Landlord for the reasonable expenses of attorney's fees and disbursements incurred by Landlord. The amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such expenses.

                WAIVER OF REDEMPTION, COUNTERCLAIM, TRIAL BY JURY

     23. Tenant hereby expressly (i) waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise; (ii) agrees that it shall not interpose any counterclaim in any summary proceeding or any action based on non-payment of Rent or any other payments or charges required to be made by Tenant to Landlord except compulsory counterclaims. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matters arising out of or connected with this Lease, the relationship of Landlord and Tenant,

Tenant's use or occupancy of the Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

                                    NO WAIVER

     24. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meaning.

                                   END OF TERM

     25. (a) On the last day of the term hereof or on the earlier termination thereof, Tenant shall peaceably and quietly leave, surrender and deliver the Premises up to Landlord, broom clean, together with any and all alterations, changes, additions, and improvements which may have been made upon the Premises (except movable furniture or movable trade fixtures installed at the expense of Tenant) in good repair and good order and safe condition, except for reasonable wear and tear and damage by fire, other insured casualty or the elements excepted, and Tenant shall remove all of its personal property from the Premises and any property not so removed shall be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligations to account therefor. Tenant's obligation under this Article 25 shall survive the expiration or other termination of this Lease.

     (b) In the event of any holding over by Tenant after the expiration or termination of this Lease without the consent of Landlord, Tenant shall;

          (i) pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (a) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (b) one hundred fifty (150%) percent of the Rent payable by Tenant for the month prior no the Expiration Date of the term of this Lease, and otherwise observe, fulfill and perform all of its obligations under this lease, including but not limited to, those pertaining to additional rent, in accordance with its terms;

          (ii) be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Premises by reason of the holdover over by Tenant; and

          (iii) be liable to Landlord for any damages suffered by Landlord as the result of Tenant's failure to surrender the Premises.

     No holding over by Tenant after the Term shall operate to extend the Term.

     The holdover, with respect to all or any part of the Premises, of a person deriving an interest in the Premises from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant.

     Notwithstanding anything in this Article contained to the contrary, the acceptance of any Rent paid by Tenant pursuant to this Paragraph 25 (b), shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

                                     BROKER

     26. Landlord and Tenant each represent to the other that this Lease was not brought about by any broker and all negotiations with respect to this Lease were conducted exclusively between Landlord and Tenant. Each party agrees that if any claim is made for commissions by any broker, by, through or on account of any acts of a party, that party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney's fees.

                                 QUIET ENJOYMENT

     27. Landlord covenants that if and so long as Tenant pays the minimum annual rent and additional rent and other charges reserved by this Lease, and performs all the terms, covenants and conditions of this Lease on the part of Tenant to be performed, Tenant shall quietly enjoy the premises subject, however, to the terms of this Lease and of any mortgage or mortgages to which this Lease by its terms is subject.

                            NONLIABILITY OF LANDLORD

     28. (a) Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord, its agents, servants or employees or Landlord's failure to comply with its specific and affirmative obligations under this Lease in or upon the Premises or the Building, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Building or the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, windows, walks or any other place upon or near the Building or the Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of occupants of adjoining or contiguous buildings or of owners of adjacent or contiguous property.

     (b) If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals such as joint ventures, general or limited partnerships, or associations), such individual shall be under no personal liability with respect to its obligations under this Lease, Tenant shall look solely to the equity of such individual in the land and building constituting the Premises for the satisfaction of Tenant's remedies, and in no event shall Tenant attempt to secure any personal judgment against any such individual or any principal, partner, employee or agent of Landlord by reason of such default by Landlord.

     (c) The word "Landlord" as used herein means only the owner in fee for the time being of the Premises, and in the event of any sale of the Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

                                  NO ABATEMENT

     29. No diminution or abatement of Rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the Landlord's making of repairs or the making of additions or improvements required by law, to the Building or to its equipment and fixtures, except as specifically provided in this Article or elsewhere in this Lease.

                         APPLICABLE LAW AND CONSTRUCTION

     30. The laws of the State of New York shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. Landlord or Landlord's agents have made no representations or promises with respect to the Building or the Premises except as herein expressly set forth. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                 CONSTRUCTION ON ADJACENT PREMISES OR BUILDINGS

     31. If any construction is in progress at, on or about the Building or any excavation or other building operation shall be about to be made or shall be made on any premises adjoining or above or below the Premises or on any portion of the Building, Tenant shall permit Landlord or the adjoining owner or tenant and their respective agents, employees, licensees and contractors, to enter the Premises and to shore the foundations and/or walls thereof, and to erect scaffolding and/or protective barricades around and about the Premises (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the Premises. Tenant's obligations under this Lease shall not be affected by any such construction or excavation work, shoring-up, scaffolding or barricading except in cases where the Premises are rendered untenantable, in which event the provisions of Article 29 shall apply. Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from such construction, excavation, shoring-up, scaffolding or barricades, but Landlord shall use its best efforts so that such work will cause as little inconvenience, annoyance or disturbance to Tenant as possible consistent with accepted construction practice in the vicinity and so that such work shall be expeditiously completed.

                                UTILITY EASEMENT

     32. This Lease is subject and subordinate to any utility, gas, water, electric, or telephone line easements, now or hereafter granted, affecting the Premises, the Building or the land upon which they are located, provided that the same do not materially interfere with the Building nor materially interfere with the use or enjoyment of the Premises by Tenant.

                                     NOTICES

     33. All notices to be given hereunder shall be in writing and given by hand delivery or by certified or registered mail or by recognized overnight courier addressed to either of the parties at the address hereinabove given or at any other subsequent mailing address they may indicate by written notice. Any notice given hereunder by mail shall be deemed delivered two (2) business days after the date when deposited in a United States general or branch post office, addressed as above provided, the date when delivered, if delivered by hand, and one (1) day after delivery to such overnight courier. Tenant hereby authorizes and designates the receptionist at 35 Engle Street, Hicksville, New York 11801 as a person authorized to accept and receive service of process.

                             BINDING EFFECT OF LEASE

     34. The covenants, agreements and obligations contained in this Lease shall, except as herein otherwise provided, extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.

                               UNAVOIDABLE DELAYS

     35. Whenever Landlord shall be required by the terms of this Lease or otherwise to make any improvements or repairs, to furnish any service, to perform any construction or reconstruction, or to fulfill any other obligation hereunder, and Landlord shall be delayed in, or prevented from, so doing, Landlord shall not be deemed to be in default and this Lease and the obligation of Tenant to pay Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused, and any time limit herein fixed for Landlord's performance thereof shall be extended if and so long as Landlord's non-performance, delay or default shall be caused by reason of strike or labor troubles, accidents, any rule, order or regulation of any governmental agency, or any department or subdivision thereof, governmental pre-emption in connection with any national emergency or war, the conditions of supply and demand which have been or are affected by war or other emergency, or any other cause beyond Landlord's reasonable control.

                                      SEWER

     36. Tenant shall only permit sanitary discharge into the sewer servicing the Premises. Tenant shall comply with all requirements of the County of Suffolk, Department of Public Works, as they relate to use of the sewer, including the payment of any excess volume charges as determined by the County of Suffolk.

                               TERMINATION OPTION

     37. (a) Tenant shall have the right to terminate this Lease effective as of December 31, 1998 upon the following conditions:

          (i) Tenant shall give Landlord notice, not later than December 31, 1997, of its election to terminate this Lease effective December 31, 1998.

          (ii) Tenant shall pay to Landlord on December 31, 1997, together with the notice required in (a) (i) above, a termination fee equal to $41,736.40.

          (iii) In the event Tenant fails to provide notice to Landlord as required under (a) (i) above or fails to pay the termination fee as required under (a) (ii) above, Tenant shall be deemed to have waived this termination option.

     (b) In the event Tenant does not exercise the termination option set forth in (a) above, Tenant shall have the right to terminate this Lease on December 31, 1999 upon the following conditions:

          (i) Tenant shall give Landlord notice, not later than December 31, 1998, of its election to terminate this Lease effective December 31, 1999.

          (ii) Tenant shall pay to Landlord on December 31, 1998, together with the notice required in (b) (i) above, a termination fee equal to $20,868.20.

          (iii) In the event Tenant fails to provide notice to Landlord or fails to pay the termination fee, Tenant shall be deemed to have waived this termination option.

     (c) In the event Tenant exercises this termination option, the minimum annual rent payable during the last month of the term of this Lease shall be reduced by $37,214.96 to account for the advance rent paid by Tenant hereunder.

                                 RENEWAL OPTION

     38. The Tenant shall have the right to be exercised as hereinafter provided, to extend the term of this Lease for one period of five (5) years (the "Renewal Term") upon the following terms and conditions:

          (A) That at the time of the exercise of such right and at the commencement of the Renewal Term, Tenant shall not be in default beyond applicable notice and cure periods provided herein for the cure thereof in the performance of any of the terms, covenants or conditions which Tenant is required to perform under this Lease.

          (B) That Tenant shall notify Landlord in writing that Tenant intends to exercise this option at least nine (9) months prior to the termination of the initial term set forth in Article 1 of this Lease.

          (C) That the Renewal Term shall be upon the same terms, covenants and conditions as in this Lease provided, except that (a) there shall be no further option to extend this Lease beyond the one (1) Renewal Term referred to above; (b) the Premises shall be delivered in its then "as is" condition; and (c) the Rent to be paid by Tenant during the Renewal Term shall be as follows:

During the first Lease Year of the Renewal Term, the Rent shall be $552,892.08, payable in monthly installments of $46,074.34.

During the second Lease Year of the Renewal Term, the Rent shall be $569,478.84, payable in monthly installments of $47,456.57.

During the third Lease Year of the Renewal Term, the Rent shall be $586,563.24, payable in monthly installments of $48,880.27.

During the fourth Lease Year of the Renewal Term, the Rent shall be $604,160.04, payable in monthly installments of $50,346.67.

During the fifth Lease Year of the Renewal Term, the Rent shall be $622,284.84, payable in monthly installments of $51,857.07.

This Renewal Option is personal to American Tissue Corporation and is non-transferable by operation of law or otherwise, except to a permitted transferee under paragraph 17(c) hereof.

                                SECURITY DEPOSIT

     39. On the date hereof, Tenant shall deliver to Landlord an unconditional, irrevocable, documentary letter of credit in the amount of Thirty-Seven Thousand Seven Hundred Fourteen and 96/100 ($37,714.96) Dollars issued to Landlord for a one-year term renewable annually during the Term of the Lease to secure the performance by Tenant of all of the terms, conditions, covenants and agreements of this Lease, as more particularly set forth herein. If Tenant defaults, after the expiration of applicable notice and grace periods provided herein for the cure thereof, in its payment of Rent or performance of its other obligations under this Lease, Landlord may draw upon the letter of credit. The letter of credit shall provide that Landlord will receive no less than thirty (30) days prior written notice from the issuing bank of said bank's intention not to renew the letter of credit. Upon receipt of said notice, Landlord will notify Tenant that it must replace said letter of credit with a new letter of credit on the terms set forth herein at least five (5) business days prior to the termination of the original letter of credit. Failure by Tenant to replace the original letter of credit as required herein shall entitle Landlord to immediately draw upon the original letter of credit up to the full amount thereon. In the event Landlord draws upon the letter of credit as permitted by the preceding sentence, the amount of said withdrawal shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, conditions, covenants and agreements of this Lease. In the event Tenant defaults, after the expiration of applicable notice and grace periods provided herein for the cure thereof, in respect of any of the terms, conditions, covenants and agreements of this Lease, including, but not limited to the payment of Rent and additional Rent, Landlord may use, apply or retain the whole or any part of the security to the extent required for the payment of any Rent and additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, conditions, covenants and agreements of this Lease. In the event that Tenant shall fully and faithfully comply with all of the terms, conditions, covenants and agreements of this Lease, the security shall be returned to Tenant within fifteen (15) business days of Tenant's request, given after the date fixed as the end of this Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and Building or Lease of the Building of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security, and the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The letter of credit shall be issued by LaSalle National Bank, Chicago, Illinois or, at the option of Tenant, any "Money Center Bank" authorized to do business in New York and with respect to such Money Center Bank shall indicate an address in New York City or Long Island where it can be drawn and the hours of operation of that location and any other relevant limitations on its use. The letter of credit must be payable "on sight" and must not contain as a condition to a draw the requirement of Landlord's certification of the existence of Tenant's default or other justification for the draw. Landlord will not be responsible for bank error. The letter of credit shall not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages or an advance payment of Rent.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                              RECKSON OPERATING PARTNERSHIP, L.P.,

                              By: RECKSON ASSOCIATES REALTY CORP.


                              By: /s/ ILLEGIBLE
                                  ----------------------------------



                              AMERICAN TISSUE CORPORATION


                              By: /s/ ILLEGIBLE
                                  ----------------------------------

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF          )


     On this 18th day of January, 1996 before me personally came [ILLEGIBLE] to me known, who being by me duly sworn, did depose and say that he resides at [ILLEGIBLE] that he is the Vice President of American Tissue Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of the said corporation; and that he signed thereto by like order.


                                        /s/ MURIEL KLOPSIS
                                        ------------------------------
                                                 Notary Public




                                            MURIEL KLOPSIS
                                   NOTARY PUBLIC, State of New York
                                            No - 4860544
                                      Qualified In Suffolk County
                                     Commission Expires June 30, 1997